Amendment to Rentrak/Graham Employment Agreement

            This amendment to the Amended and Restated Employment Agreement between Rentrak Corporation and Marty Graham, dated May 17, 1997 ("Agreement") is made and entered into as of this 1st day of September, 2000, by and between Rentrak Corporation, an Oregon Corporation ("Employer"), and Marty Graham ("Employee") (the "Amendment").

            Accordingly,  the Agreement is hereby amended by modifying Paragraph
2.01 so it shall hereafter read:

            2.01 Stated Term. Employment commenced on April 15, 1997 and will end on April 15, 2004 (the "End Date"), or until Employee's employment under this Agreement is terminated pursuant to this
            Section 2 ("Term").

            This Amendment is made as of the date above written and shall be effective upon execution by both parties. The remainder of the Agreement remains in full force and effect without alteration. RENTRAK CORPORATION EMPLOYEE:


By /s/ Ron Berger                                 By /s/ Marty Graham
   -----------------------                           -----------------------
   Ron Berger                                        Marty Graham
   CEO                                               VP Product Development